Exhibit 99.2

THE AMENDED AND RESTATED DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

Effective May 29, 2008, Seaspan Corporation (“Seaspan”) established the Dividend Reinvestment and Stock Purchase Plan, as amended (“DRIP”), and immediately prior to the completion of Seaspan’s holding company reorganization (“Reorganization”), 20 million Class A common shares of Seaspan (“Seaspan common shares”) were subject to such plan.

On February 27, 2020 (the “Transaction Date”), Seaspan completed the Reorganization. The Reorganization was effected pursuant to the Agreement and Plan of Merger, dated as of November 20, 2019, as amended (the “Merger Agreement”), by and among Seaspan, Atlas Corp., a wholly owned subsidiary of Seaspan (“Atlas”), and Seaspan Holdco V Ltd., a wholly owned subsidiary of Atlas (“Merger Sub”). Under the terms of the Merger Agreement, at the effective time of the Merger, Merger Sub merged with and into Seaspan (the “Merger”), and the separate corporate existence of Merger Sub ceased, with Seaspan continuing as the surviving corporation in the Merger and a direct, wholly owned subsidiary of Atlas. In connection with the Reorganization, all outstanding Seaspan common shares were canceled, and Atlas issued, in respect of each canceled Seaspan common share, one common share of Atlas (“common share”) to the holder of such canceled Seaspan common share. As of the Transaction Date, responsibility for the DRIP, including administration of the DRIP, was assumed by Atlas and common shares of Atlas will be issued to participants in the DRIP.

The following questions and answers explain and constitute the Amended and Restated Dividend Reinvestment and Stock Purchase Plan, which we refer to as the “plan,” as assumed by Atlas in connection with the Reorganization.

If you decide not to participate in the plan, you will receive cash dividends, as declared and paid in the usual manner.

The plan is open to shareholders of Atlas and investors who become shareholders of Atlas in the future.

Shareholders are either “record owners” or “beneficial owners.” You are a record owner if you own common shares in your own name. You are a beneficial owner if you own common shares that are registered in a name other than your own name (for example, the shares are held in the name of a broker, bank or other nominee). A record owner may participate directly in the plan. If you are a beneficial owner, however, you will either have to become a record owner by having one or more shares transferred into your name or coordinate your participation through the broker, bank or other nominee in whose name your shares are held.

PURPOSE

1. What is the purpose of the plan?

The primary purpose of the plan is to provide shareholders with an economical and convenient way to increase their investment in Atlas Shareholders are permitted to invest cash dividends in common shares without paying any brokerage commission or service charge and, at certain times, at a discount from the Market Price (as described in Question 14). Please read Question 14 with respect to the purchase price for common shares purchased under the plan.

The plan is primarily intended for the benefit of long-term investors, and not for the benefit of individuals or institutions who engage in short-term trading activities that could cause aberrations in the overall trading volume of our common shares. From time to time, financial intermediaries may engage in positioning transactions in order to benefit from the discount from the Market Price for common shares acquired through the reinvestment of dividends under the plan. These transactions may cause fluctuations in the trading volume of our common shares. We reserve the right to modify, suspend or terminate participation in the plan by otherwise eligible holders of common shares in order to eliminate practices which are not consistent with the purposes of the plan.

OPTIONS AVAILABLE TO PARTICIPANTS

Information on how to participate in the plan is set forth in Questions 5 through 13.

2. What are my investment options under the plan?

Shareholders may elect to have all, a portion or none of their cash dividends paid on their common shares automatically reinvested in common shares through the dividend reinvestment program. Cash dividends are paid on common shares when and as declared by our board of directors, generally on a quarterly basis. Subject to the availability of common shares registered for issuance under the plan, there is no limitation on the amount of dividends you may reinvest under the dividend reinvestment program.

3. How can I change my investment options?

You may change your investment options at any time by requesting a new authorization form and returning it to the plan administrator at the address set forth in Question 7. Any authorization form which is returned to the plan administrator to change your investment options will be effective in accordance with the schedule described in Question 11.

ADVANTAGES AND DISADVANTAGES

4. What are the advantages and disadvantages of the plan?

Before deciding whether to participate in the plan, you should consider the following advantages and disadvantages of the plan.

Advantages

•

The plan provides you with the opportunity to reinvest cash dividends paid on all or a portion of common shares that you hold toward the purchase of additional common shares. Dividend reinvestments made directly through us are eligible for a discount of up to 5% from the average of the high and low sales prices on the applicable investment date.

•

There are no costs associated with the plan that you must pay, except for certain costs if you decide to sell common shares you purchased through the plan or terminate your participation in the plan (please read Questions 23 and 24 for a description of these costs). You will not pay brokerage commissions or service fees to reinvest your dividends through the plan.

•

As noted above, you will have the convenience of having all or a portion of your cash dividends automatically reinvested in additional common shares. In addition, since the plan administrator will credit fractional common shares to your plan account, you will receive full investment of your dividends. (Please read Questions 15 and 20.)

•

You will have the option of having your stock certificates held for safekeeping by the plan administrator for a one-time charge of $7.50, insuring your protection against loss, theft or destruction of the certificates representing your common shares.

•

You will simplify your record keeping by receiving periodic statements which will reflect all current activity in your plan account, including dividend reinvestments, sales and latest balances. (Please read Question 19.)

•

At any time, you may direct the plan administrator to sell or transfer all or a portion of the common shares held in your plan account. Sales of common shares credited to your plan account may be sold as often as daily but at least within five (5) business days of receipt. (Please read Question 23.)

Disadvantages

•	No interest will be paid by us or the plan administrator on dividends held pending reinvestment or investment.

•	You may not know the actual number of common shares that you have acquired through the plan until after the investment date.

•

Your participation in the dividend reinvestment program generally will result in your being treated, for U.S. federal income tax purposes, as having received a distribution equal to the fair market value of the common shares on the dividend payment date. The fair market value of the common shares on the dividend payment date may be higher or lower than the Market Price or the “average price per share,” as applicable, used to determine the number of common shares acquired pursuant to the plan. The distribution will be includable in your income as a taxable dividend to the extent of our earnings and profits for U.S. federal income tax purposes even though no cash will have been received to pay any tax that becomes due.

•

Sales of common shares credited to your plan account will involve a nominal fee per transaction to be deducted from the proceeds of the sale by the plan administrator (if you request the plan administrator to make such sale), plus any brokerage commission and any applicable stock transfer taxes on the sales. (Please read Question 23.)

•

Because the purchase price for stock purchased directly from us under the plan is based on the sales price over the five (5) trading days prior to the investment date, it is possible that the actual price you pay for common shares acquired under the plan may be higher than the amount for which the common shares could have been purchased in the open market on the investment date.

•	You cannot pledge common shares deposited in your plan account until the shares are withdrawn from the plan.

ADMINISTRATION AND PLAN ADMINISTRATOR

5. Who administers the plan?

We have appointed American Stock Transfer & Trust Company, LLC to be the plan administrator.

6. What are the responsibilities of the plan administrator?

The plan administrator’s responsibilities include:

•	administration of the plan;

•	acting as your agent;

•	keeping records of all plan accounts;

•	sending statements of activity to each participant;

•	purchasing and selling, on your behalf, all common shares under the plan; and

•	the performance of other duties relating to the plan.

Holding Shares. The plan administrator will hold any shares you choose to enroll in the dividend reinvestment program and will register them in the plan administrator’s name (or that of its nominee) as your agent.

Receipt of Dividends. As record holder for the plan shares, the plan administrator will credit the dividends accrued on your plan shares as of the dividend record date to your plan account on the basis of whole or fractional plan shares held in such account and will automatically reinvest such dividends in additional common shares. Any remaining portion of cash dividends not designated for reinvestment will be sent to you.

Other Responsibilities. The plan administrator also acts as dividend disbursing agent, transfer agent and registrar for our common shares. If the plan administrator resigns or otherwise ceases to act as the plan administrator, we will appoint a new plan administrator to administer the plan.

7. How do I contact the plan administrator?

You should send all transaction requests to the plan administrator at:

American Stock Transfer & Trust Company, LLC

Wall Street Station

P.O. Box 922

New York, New York 10269-0560

You should send all correspondence to the plan administrator at:

American Stock Transfer & Trust Company, LLC

6201 Fifteenth Avenue

Brooklyn, New York 11219

Please mention Atlas and this plan in all correspondence. In addition, you may call the plan administrator at (866) 665-2272 or contact the plan administrator via the Internet at www.amstock.com.

PARTICIPATION

8. Who is eligible to participate?

The following persons are eligible to participate in the plan:

Record Owners. All record owners (shareholders whose shares are held in their name on the records kept by our transfer agent) of common shares are eligible to participate directly in this plan.

Beneficial Owners. Beneficial owners (shareholders whose shares are held in the name of a broker, bank or other nominee on the records kept by our transfer agent) of common shares may participate in two ways. A beneficial owner may participate directly by becoming a record owner by having one or more shares transferred into his or her name from that of the applicable broker, bank or other nominee. Alternatively, a beneficial owner may seek to arrange with the broker, bank or other nominee that is the record owner of his or her shares to participate on the beneficial owner’s behalf.

9. Are there limitations on participation in the plan other than those described above?

Foreign Law Restrictions. You may not participate in the plan if it would be unlawful for you to do so in the jurisdiction where you are a citizen or reside. If you are a citizen or resident of a country other than the United States, you should confirm that by participating in the plan you will not violate local laws governing, among other things, taxes, currency and exchange controls, stock registration and foreign investments.

Exclusion from Plan for Short-Term Trading or Other Practices. You should not use the plan to engage in short-term trading activities that could change the normal trading volume of the common shares. If you do engage in short-term trading activities, we may prevent you from participating in the plan. We reserve the right to modify, suspend or terminate participation in the plan, by otherwise eligible holders of common shares, in order to eliminate practices which we determine, in our sole discretion, are not consistent with the purposes or operation of the plan or which may adversely affect the price of the common shares.

Restrictions at Our Discretion. In addition to the restrictions described above, we reserve the right to prevent you from participating in the plan for any other reason. We have the sole discretion to exclude you from or terminate your participation in the plan.

10. How do I enroll in the plan?

Record Owners. Record owners may join the plan by completing and signing an authorization form (please read Question 12) and returning it to the plan administrator, or by following the enrollment procedures specified on the plan administrator’s website at www.amstock.com. Authorization forms may be obtained at any time by written request, by contacting the plan administrator at the address and telephone number provided in Question 7, or via the Internet at the plan administrator’s website at www.amstock.com.

Beneficial Owners. A beneficial owner may request that the number of shares the beneficial owner wishes to be enrolled in the plan be registered by the broker, bank or other nominee in the beneficial owner’s own name as record owner in order to participate directly in the plan. Alternatively, beneficial owners who wish to join the plan may instruct their broker, bank or other nominee to arrange participation in the plan on the beneficial owner’s behalf. The broker, bank or other nominee should then make arrangements with its securities depository, and the securities depository will provide the plan administrator with the information necessary to allow the beneficial owner to participate in the plan.

To facilitate participation by beneficial owners, we have made arrangements with the plan administrator to reinvest dividends by record holders such as brokers, banks and other nominees, on behalf of beneficial owners. If you are an interested beneficial owner, be sure that your broker, bank or other nominee passes along the proceeds of any applicable discount to your account.

Alternatively, a beneficial owner may simply request that the number of shares the beneficial owner wishes to be enrolled in the plan be re-registered by the broker, bank or other nominee in the beneficial owner’s own name as record owner in order to participate directly in the plan.

Non-Shareholders. A non-shareholder must first become a record owner before becoming eligible to participate in the plan.

11. When will my participation in the plan begin?

If your authorization form (please read Question 12) is received by the plan administrator by the record date established for a particular dividend, reinvestment will commence with that dividend. If your authorization form is received after the record date established for a particular dividend, reinvestment will begin on the dividend payment date following the next record date if you are, or your broker, bank or other nominee is, still a record owner on such record date.

Once you enroll in the plan, you will remain enrolled in the plan until you withdraw from the plan, we terminate your participation in the plan or we terminate the plan.

12. What does the authorization form provide?

The authorization form appoints the plan administrator as your agent and directs us to pay to the plan administrator, on the applicable record date, the cash dividends on your common shares that are enrolled in the dividend reinvestment program, including all whole and fractional common shares that are subsequently credited to your plan account, as they are added with each reinvestment. These cash dividends with respect to shares enrolled in the dividend reinvestment program will be automatically reinvested by the plan administrator in common shares. Any remaining cash dividends with respect to shares not enrolled in the dividend reinvestment program will be paid directly to you.

The authorization form provides for the purchase of additional common shares through the following investment options:

•	“Full Dividend Reinvestment” – This option directs the administrator to reinvest cash dividends on all of the common shares owned by you then or in the future into additional common shares.

•

“Partial Dividend Reinvestment” – This option directs the administrator to reinvest cash dividends paid on a specified number of common shares owned by you into additional common shares. We will continue to pay you cash dividends on shares that you own for which you do not elect dividend reinvestment, when and if such dividends are declared by our board of directors.

Unless you designate a specific amount of your shares for enrollment in the dividend reinvestment program, you will be enrolled as having selected the full dividend reinvestment option. In addition, if you return a properly executed authorization form to the plan administrator without electing an investment option, you will be enrolled as having selected the full dividend reinvestment option.

You may select any one of the options desired, and the designated options will remain in effect until you specify otherwise by indicating a different option on a new authorization form, by withdrawing some or all shares from the plan in favor of receiving cash dividends or in order to sell your common shares, or until the plan is terminated.

13. What does the plan administrator’s website provide?

Instead of submitting an authorization form (please read Question 12), you can participate in the plan by accessing the plan administrator’s website at www.amstock.com. You may do the following online:

•	enroll or terminate your participation in the plan;

•	sell common shares;

•	request a stock certificate for non-fractional common shares held in your plan account; and

•	view your account history and balances.

PURCHASES AND PRICES OF SHARES

14. What will be the price of shares purchased under the plan?

Purchase Price and Discounts. The purchase price of common shares under the plan depends on whether we issue new shares to you or the plan administrator obtains your shares by purchasing them in the open market, and whether any discount is being offered by us at the time of the applicable common share purchase.

We may offer a discount off of the Market Price (as determined below) on shares purchased directly from us, which discount may not exceed 5% of the average of the high and low sales prices on the applicable investment date. The discount rate is set by our board of directors, and we are currently offering a discount of 3%. We may change or discontinue such discount rate at any time and without notice to the plan participants after we review current market conditions, the level of participation in the plan and our current projected capital needs. The purchase price for common shares acquired directly from us will be the Market Price of the common shares less any discount that we may elect to offer, but in no event will the discount exceed 5% of the average of the high and low sales prices on the applicable investment date.

The purchase price for common shares that the plan administrator purchases from parties other than us, either in the open market or in privately negotiated transactions, will be 100% of the “average price per share” actually paid by the plan administrator, excluding any brokerage commissions. We are not required to provide any notice to you as to the source of the common shares to be purchased under the plan.

Determination of “Market Price” and “Average Price per Share.” For purposes of the calculation of the purchase price for shares purchased directly from us, “Market Price” is equal to the average of the daily high and low sales prices, computed to four decimal places, of our common shares on The New York Stock Exchange, as reported in The Wall Street Journal, during the five (5) days on which The New York Stock Exchange is open and for which trades in our common shares are reported immediately preceding the investment date, or, if no trading occurs in our common shares on one or more of such days, for the five (5) days immediately preceding the investment date for which trades are reported.

For purposes of the calculation of the purchase price for shares purchased from parties other than us, either on the open market or in privately negotiated transactions, “average price per share” is equal to the weighted average of the actual prices paid, computed to four decimal places, for all of the common shares purchased with all participants’ reinvested dividends.

Plan Administrator’s Control of Purchase Terms. When open market purchases are made by the plan administrator, these purchases may be made on any securities exchange where our common shares are traded, in the over-the-counter market or by negotiated transactions, and may be subject to the terms with respect to price, delivery and other matters to which the plan administrator agrees. We do not, and you will not, have any authorization or power to direct the time or price at which shares will be purchased or the selection of the broker or dealer through or from whom purchases are to be made by the plan administrator. However, when open market purchases are made by the plan administrator, the plan administrator will use its reasonable efforts to purchase the shares at the lowest possible price.

15. How will the number of shares purchased for my account be determined?

Your account will be credited with the number of shares, including fractions computed to three decimal places, equal to the total amount to be invested on your behalf, divided by the applicable price per share, calculated pursuant to the methods described above, as applicable.

The total amount to be invested will depend on the amount of any dividends paid on the number of shares you own and have designated for reinvestment. Subject to the availability of common shares registered for issuance under the plan, there is no total maximum number of shares available for issuance pursuant to the reinvestment of dividends.

The amount of reinvested dividends to be invested will be reduced by any amount we are required to deduct for federal tax withholding purposes.

16. What is the source of common shares purchased under the plan?

The plan administrator will purchase common shares either directly from us or from parties other than us, either on the open market or through privately negotiated transactions, or by a combination of the foregoing. We will determine the source of the common shares to be purchased under the plan after a review of current market conditions and our current and projected capital needs. We and the plan administrator are not required to provide any prior notice to you as to the source of the common shares to be purchased under the plan.

17. What are investment dates and when will dividends be invested?

Shares purchased under the plan will be purchased on the “investment date.” The investment date will be (i) if acquired directly from us, the quarterly dividend payment date declared by our board of directors or (ii) in the case of open market purchases, as soon as practicable following the date or dates of actual investment.

For the reinvestment of dividends, the record date is the record date declared by our board of directors for that dividend. Likewise, the dividend payment date declared by the board of directors constitutes the investment date. We historically have paid quarterly dividends in or around February, May, August and November. We cannot assure you that we will pay dividends according to this schedule in the future, and nothing contained in the plan obligates us to do so. Neither we nor the plan administrator will be liable when conditions, including compliance with the rules and regulations of the SEC, prevent the plan administrator from buying common shares or interfere with the timing of purchases. We pay dividends as and when declared by our board of directors. We cannot assure you that we will declare or pay a dividend in the future, and nothing contained in the plan obligates us to do so. The plan does not represent a guarantee of future dividends.

Shares will be allocated and credited to your plan accounts on the appropriate investment date.

No interest will be paid on cash dividends pending investment or reinvestment under the terms of the plan.

18. Will I incur expenses in connection with my participation under the plan?

You will not pay brokerage commissions or service fees to purchase common shares through the plan. We will pay all other costs of administration of the plan. However, if you request that the plan administrator sell all or any portion of your shares or if you terminate your participation in the plan, you will incur fees as described under Questions 23 and 24, below. Additionally, if you elect to send certificates for any other of our common shares that you own to the plan administrator for safekeeping, you will incur a one-time fee of $7.50 for this service. This fee will be waived by the plan administrator if you are selling your certificated shares at the same time you are committing shares with the plan administrator for safekeeping.

REPORTS TO PARTICIPANTS

19. How will I keep track of my investments?

You will receive a statement of your account following each purchase of additional shares. This detailed statement will provide you with the following information with respect to your plan account:

•	price paid per common share;

•	total number of common shares purchased, including fractional shares;

•	date of stock purchases; and

•	total number of common shares in your plan account.

You should retain these statements to determine the tax cost basis of the shares purchased for your account under the plan. In addition, you will receive copies of other communications sent to our shareholders, including our annual report to shareholders, the notice of annual meeting and proxy statement in connection with our annual meeting of shareholders and the U.S. Internal Revenue Service (the “IRS”) information for reporting dividends paid.

You can also view your account history and balance online by accessing the plan administrator’s website at www.amstock.com.

DIVIDENDS ON FRACTIONS OF SHARES

20. Will I be credited with dividends on fractions of shares?

Yes. Any fractional share held in your plan account (please read Question 15) that has been designated for participation in the dividend reinvestment program of the plan will receive a proportionate amount of any dividend declared on our common shares.

CERTIFICATES FOR SHARES

21. Will I receive certificates for shares purchased?

Safekeeping of Certificates. Normally, common shares purchased for you under the plan will be held in the name of the plan administrator or its nominee. The plan administrator will credit the shares to your plan account in “book-entry” form. This service protects against loss, theft or destruction of certificates evidencing common shares.

You may also elect to deposit with the plan administrator certificates for other common shares that you own and that are registered in your name for safekeeping under the plan for a one-time fee of $7.50. This fee will be waived by the plan administrator if you are selling your certificate shares at the same time you are committing shares with the plan administrator for safekeeping. The plan administrator will credit the common shares represented by the certificates to your account in “book-entry” form and will combine the shares with any whole and fractional shares then held in your plan account. In addition to protecting against the loss, theft or destruction of your certificates, this service is convenient if and when you sell common shares through the plan. Because you bear the risk of loss in sending certificates to the plan administrator, you should send certificates by registered mail, return receipt requested, and properly insured to the address specified in Question 7 above.

Issuance of Certificates. No certificates will be issued to you for shares in the plan unless you submit a written request to the plan administrator or until your participation in the plan is terminated. At any time, you may request the plan administrator to send a certificate for some or all of the whole shares credited to your account. This request should be mailed to the plan administrator at the address set forth in the answer to Question 7 or made via www.amstock.com. There is no fee for this service. Any remaining whole shares and any fraction of a share will remain credited to your plan account. Certificates for fractional shares will not be issued under any circumstances.

22. In whose name will certificates be registered when issued?

Your plan account will be maintained in the name in which your certificates were registered at the time of your enrollment in the plan. Stock certificates for those shares purchased under the plan will be similarly registered when issued upon your request. If your shares are held through a broker, bank or other nominee, such request must be placed through your broker, bank or other nominee.

SALE OF SHARES

23. How do I sell shares held in my plan account?

You may contact the plan administrator to sell all or any part of the shares held in your plan account. After receipt of your request, the plan administrator will sell the shares through a designated broker or dealer. The plan administrator will mail to you a check for the proceeds of the sale, less applicable brokerage commissions, service charges and any taxes. The plan administrator will sell shares as often as daily but at least within five (5) business days of receipt of the sale request, at then current market prices through one or more brokerage firms. If you sell or transfer only a portion of the shares in your plan account, you will remain a participant in the plan and may continue to reinvest dividends. If you have elected to have your dividends reinvested, the plan administrator will continue to reinvest the dividends on the shares credited to your account unless you notify the plan administrator that you wish to withdraw from the plan.

The plan requires you to pay all costs associated with the sale of your shares under the plan. You will receive the proceeds of the sale, less a $15.00 service fee per transaction and a $0.10 per share brokerage commission paid to the plan administrator and any other applicable fees.

If the plan administrator sells all shares held in your plan account, the plan administrator will automatically terminate your account. In this case, you will have to complete and file a new authorization form to rejoin the plan.

WITHDRAWALS AND TERMINATION

24. When may I withdraw from the plan?

You may withdraw from the plan with respect to all or a portion of the shares held in your plan account at any time. If the request to withdraw is received prior to a dividend record date set by our board of directors for determining shareholders of record entitled to receive a dividend, the request will be processed on the first business day following receipt of the request by the plan administrator.

If the request to withdraw from the plan is received by the plan administrator at least three (3) business days prior to the dividend payable date, then that dividend will be paid out in cash to the participant. However, if the request to withdraw from the plan is received less than three (3) business days prior to the dividend payable date, then that dividend will be reinvested. However, all subsequent dividends will be paid out in cash on all balances. There is a $15.00 service fee and $0.10 per share commission for terminating your participation in the plan.

25. How do I withdraw from the plan?

If you wish to withdraw from the plan with respect to all or a portion of the shares in your plan account, you must notify the plan administrator in writing at its mailing address or via its Internet address specified in the answer to Question 7 by utilizing the stub attached to our statement. Upon your withdrawal from the plan or our termination of the plan, certificates for the appropriate number of whole shares credited to your account under the plan will be issued free of charge. A cash payment will be made for any fraction of a share. You will be charged a $15.00 fee and a $0.10 per share commission.

Upon withdrawal from the plan, you may also request in writing that the plan administrator sell all or part of the shares credited to your plan account. (Please read Question 24.)

OTHER INFORMATION

26. May shares in my account be pledged?

You may not pledge any of the common shares in your plan account. Any attempted pledge of these shares will be void. If you wish to pledge shares, you must first withdraw them from the plan.

27. What happens if Atlas declares a dividend payable in shares or declares a share split?

Any dividend payable in shares and any additional shares distributed by us in connection with a share split in respect of shares credited to your plan account will be added to that account. Share dividends or split shares which are attributable to shares registered in your own name and not in your plan account will be mailed directly to you as in the case of shareholders not participating in the plan.

Transaction processing may be curtailed or suspended until the completion of any stock dividend, stock split or similar corporate action.

28. How will shares held by the plan administrator be voted at meetings of shareholders?

If you are a record owner, you will receive a proxy card covering both directly held shares and shares held in the plan. If you hold your shares through a broker, bank or other nominee, you should receive a proxy covering shares held in the plan from your broker, bank or other nominee.

If a proxy is returned properly signed and marked for voting, all of the shares covered by the proxy will be voted as marked. If a proxy is returned properly signed but no voting instructions are given, all of your shares will be voted in accordance with recommendations of our board of directors, unless applicable laws require otherwise. If the proxy is not returned, or if it is returned unexecuted or improperly executed, shares registered in your name may be voted only by you and only in person.

29. What are Atlas’ responsibilities and those of the plan administrator under the plan?

Neither we, nor any of our affiliates, nor any of our or our affiliates’ agents, nor the plan administrator, will be liable in administering the plan for any act done in good faith or required by applicable law or for any good faith omission to act, including, without limitation, any claim of liability (a) arising out of failure to terminate your account upon your death or judgment of incompetence prior to the plan administrator’s receipt of notice in writing of such death or judgment of incompetence, (b) with respect to the price at which shares are purchased or sold and/or the times when such purchases or sales are made, or (c) relating to any fluctuation in the market value of the common shares.

Neither we, nor any of our affiliates, nor any of our or our affiliates’ agents, nor the plan administrator, will have any duties, responsibilities or liabilities other than those expressly set forth in the plan or as imposed by applicable laws, including federal securities laws. Since the plan administrator has assumed all responsibility for administering the plan, we specifically disclaim any responsibility for any of the plan administrator’s actions or inactions in connection with the administration of the plan. Neither we, nor any of our affiliates nor any of our or their respective directors, officers, employees or shareholders will have any personal liability under the plan.

We, our affiliates, any of our or our affiliates’ agents and the plan administrator will be entitled to rely on completed forms and the proof of due authority to participate in the plan, without further responsibility of investigation or inquiry.

30. What will be my responsibilities under the plan?

You should notify the plan administrator promptly in writing of any change of address. The plan administrator will address account statements and other communications to you at the last address of record you provide to the plan administrator.

You will have no right to draw checks or drafts against your plan account or to instruct the plan administrator with respect to any common shares or cash held by the plan administrator except as expressly provided herein.

31. May the plan be changed or discontinued?

Yes. We may suspend, terminate, or amend the plan at any time in our sole discretion. Notice will be sent to you of any suspension or termination, or of any amendment that alters the plan terms and conditions, as soon as practicable after we take such an action. We may also substitute another agent in place of the current plan administrator at any time; you will be promptly informed of any such substitution. We will determine any questions of interpretation arising under the plan and any such determination will be final.

32. Are there any risks associated with the plan?

Your investment in shares held in your plan account is no different from your investment in shares held directly. Neither we nor the plan administrator can assure you a profit or protect you against a loss on the shares that you purchase. You bear the risk of any loss and enjoy the benefits of any gain from market price changes with respect to such shares. You should read carefully the risk factors described in our filings with the SEC before investing in our common shares.

33. How will you interpret and regulate the plan?

We will interpret, regulate and take any other action in connection with the plan that we deem reasonably necessary to carry out the plan. We may adopt rules and regulations to facilitate the administration of the plan. As a participant in the plan, you will be bound by any actions taken by us or the plan administrator.

34. What law governs the plan?

The terms and conditions of the plan and its operation will be governed by the laws of the Republic of the Marshall Islands.